UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 21, 2009

Commission File Number: 333 – 150831

CICERO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	N/A
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

7251 W. Lake Mead Blvd, Suite 300
Las Vegas NV 89128
(Address of principal executive offices)

(702) 562 4308
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into Material Definitive Agreement.

On April 21, 2009 Cicero Resources Corp. (the “Company”) entered into a merger agreement (the “Merger Agreement”) with Intelimax Media Inc. (“Intelimax”).  Upon the closing of the Merger Agreement the resulting company will carry on the business of Intelimax Media Inc.

The following are the material terms of the Merger Agreement and conditions precedent which must be satisfied for the merger to close.  Prior to closing, the Company shall:

•	execute a 100 to 1 reverse split of the issued and outstanding shares of its common stock;

•	raise a minimum of $35,000 through a private placement of shares of its common stock at a price of $0.005 per share;

•
convert out of the corporate jurisdiction of the state of Nevada pursuant to Chapter 92A of the Nevada Revised Statutes and shall have continued into the corporate jurisdiction of the province of British Columbia pursuant to the Business Corporations Act (British Columbia);

•	appoint Michael Young, the President and CEO of Intelimax to its Board of Directors; and

•
submit the Merger Agreement to the holders of any shares of any class or series of the Company for approval and adoption, and the holders of any shares of any class or series of the Company shall have adopted the Merger Agreement pursuant to the Nevada Revised Statutes.

Upon the satisfaction of the following conditions, the two companies will close the merger and each issued and outstanding common share of the respective companies shall be exchanged for shares of the new merged entity.

A copy of the Merger Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Merger Agreement between Cicero Resources Corp. and Intelimax Media Inc. entered into on April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2009	CICERO RESOURCES CORP.

	By:	/s/ Melanie Williams
Melanie Williams, Director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer